Exhibit 24.1

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Bruce H. Beatt, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to execute a registration statement on Form S-3, which also constitutes Post-Effective Amendment No. 1 to the registration statement on Form S-3 (registration statement no. 333-110279), relating to the registration of up to $900,000,000 of one or more series of securities including, without limitation, debt securities, preferred stock, common stock (including associated depositary preferred stock purchase rights included in the common stock), warrants, depositary shares, stock purchase contracts and stock purchase units of The Stanley Works, a Connecticut corporation, and to sign any and all amendments and supplements to such registration statements, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statements as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                    Title                           Date
                 ---------                                    -----                           ----

/s/ John F. Lundgren                Chairman, Chief Executive Officer and      July 23, 2004
--------------------------          Director (Principal Executive Officer)
John F. Lundgren


/s/ James M. Loree                  Executive Vice President and Chief         July 23, 2004
--------------------------          Financial Officer (Principal Financial
James M. Loree                      Officer)


/s/ Donald Allan Jr.                Vice President and Controller (Principal   July 23, 2004
--------------------------          Accounting Officer)
Donald Allan Jr.


/s/  John G. Breen                  Director                                   July 23, 2004
--------------------------
John G. Breen


/s/ Stillman B. Brown               Director                                   July 23, 2004
--------------------------
Stillman B. Brown






/s/ Virgis W. Colbert               Director                                   July 23, 2004
--------------------------
Virgis W. Colbert


/s/ Emmanuel A. Kampouris           Director                                   July 23, 2004
--------------------------
Emmanuel A. Kampouris


                                    Director                                   July __, 2004
--------------------------
Eileen S. Kraus


/S/ Kathryn D. Wriston              Director                                   July 23, 2004
--------------------------
Kathryn D. Wriston
